Exhibit 99.1

The Princeton Review to Divest Community College Partnerships

Business to Focus on Core Business

FRAMINGHAM, Mass., April 26, 2011 – The Princeton Review, Inc. (NASDAQ: REVU), a leading provider of test preparation, educational support services and online career education services, has entered into a definitive agreement to sell the assets of its Community College Partnerships (“CCP”) business to Higher Education Partners LLC for $4 million in cash, less the value of certain current liabilities assumed by the purchaser.

The Princeton Review formed the CCP division in March 2010 to operate a new venture with community colleges to expand distance and hybrid learning opportunities in the allied health care field. Higher Education Partners LLC was recently formed by Michael J. Perik, The Princeton Review’s former chief executive officer, along with Gerard Kavanaugh and Monitor Clipper Partners.

Separately, The Princeton Review’s subsidiary, Penn Foster, will license to Higher Education Partners certain content of its Virtual High School for use in connection with the CCP business through 2013.

“This divestiture reflects our renewed focus on our core business and leveraging our core brands,” said John Connolly, interim president and CEO of The Princeton Review. “It also puts the CCP business into good hands with Michael and Gerry and their team at Higher Education Partners, as they were instrumental in CCP’s creation and development, and have remained passionate about its success.”

Additional Transaction Terms

Under the terms of the purchase agreement, The Princeton Review will sell all of the assets used exclusively in the CCP business to Higher Education Partners, which will assume specified liabilities related to the CCP business, including all liabilities of the CCP business arising after the closing of the transaction.

The transaction, which is subject to conditions including the consents of certain third parties, is currently expected to close in the next few weeks. The Princeton Review expects to treat the CCP business as a discontinued operation for accounting purposes.

About The Princeton Review

The Princeton Review (Nasdaq: REVU) has been a pioneer and leader in helping students achieve their higher education goals for more than 28 years through college and graduate school test preparation and private tutoring. With more than 165 print and digital publications and a free website, www.PrincetonReview.com, the company provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The Princeton Review partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education.

The company also owns and operates Penn Foster Education Group, a global leader in online education, providing career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select trades through the Penn Foster High School and Penn Foster Career School (www.pennfoster.edu). Penn Foster creates the platform to leverage the company’s Career Education Partnerships division with the National Labor College (NLC). This venture was formed to bring high-quality bachelor degree completion and certificate programs to the AFL-CIO’s 13 million members and the working adults in their families. For more information, visit www.PrincetonReview.com.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, the amount of time necessary to secure consents to the sale of the CCP business from third parties and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

Company Contacts:

Chris Kasper

Chief Financial Officer

The Princeton Review, Inc.

Tel: 508-663-5050

Scott Liolios or Cody Slach

Investor Relations

Liolios Group, Inc.

Tel: 949-574-3860